EXHIBIT 99.1
PRESS RELEASE
PROS Holdings Controls 83.4 % of Cameleon Software Shares
Great success of initial tender offer
HOUSTON & TOULOUSE, FRANCE, January 8, 2014 - PROS Holdings, Inc. (NYSE: PRO) and Cameleon Software (Euronext: CAM - ISIN: FR0000074247), a leading provider of multi-channel and multi-device product configurator, quote, and proposal software, today announced that PROS friendly tender offer for Cameleon Software is successful based on the results published by the French “Autorités des Marchés Financiers” (AMF) on January 2, 2014.
PROS now holds more than 9 million shares and 2 million warrants. Given the liquidity commitments from Cameleon’s management on their free shares, PROS controls a total of 83.4 % of Cameleon’s capital and 94.0% of Cameleon’s warrants outstanding.
These results greatly exceed the minimum offer ownership threshold condition of at least 65% of Cameleon’s capital on an undiluted basis. In accordance with Article 232-4 of the General Regulation, the offer will be reopened for a period of 10 trading days, from January 8 to January 21, 2014.
Cameleon shareholders who have not tendered during the initial tender offer period, but do so during the subsequent offering period, will still receive the existing offer price of € 2.05 per share and € 1.33 per warrants, but also benefit from the price complement of € 0.15 in cash per share and warrants, payable in case PROS holds more than 95% of the diluted voting rights by 31 December 2014.
The tender offer prospectus (note d'information) cleared by the AMF is available for consultation on the website of the AMF (www.amf-france.org).

About Cameleon Software
Cameleon (Paris: CAM) is a global leader in multichannel, multi-device product configurator, quotes, proposals and eCommerce software.
Cameleon solutions empower customers’ sales teams to streamline their quote-to-order process and increase sales across all channels, and marketing teams to define and launch new products faster. Cameleon’s solutions integrate to leading CRM and ERP systems including Salesforce, SAP, Oracle and Microsoft and are available as both SaaS and on premises. Cameleon Software is a public company with strong references in industries such as insurance and financial services, telecom, hi-tech and manufacturing, including Pearson, MMA, Sage, ThyssenKrupp, SFR, and Tyco. To learn more, visit http://www.cameleon-software.com.

About PROS Holdings
PROS Holdings, Inc. (NYSE: PRO) is a big data software company that helps customers outperform in their markets by using big data to sell more effectively.
We apply 28 years of data science experience to unlock buying patterns and preferences within transaction data to reveal which opportunities are most likely to close, which offers are most likely to sell and which prices are most likely to win. PROS offers big data solutions to optimize sales, pricing, quoting, rebates and revenue management across more than 30 industries. PROS has completed over 600 implementations of its solutions in more than 50 countries. The PROS team comprises more than 700 people around the world. To learn more, visit http://www.PROS.com.

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For more information

Cameleon Software, +33 (0)811 70 78 78
Thibault de Bouville, CFO, tdebouville@cameleon-software.com
Virginie Dupin, Chief Marketing, vdupin@cameleon-software.com
Cameleon Investor Contact, +33(0) 1-44-71-9853
Emmanuel Huynh | Louis-Victor Delouvrier
cameleonsoftware@newcap.fr
PROS Media Contact:
Yvonne Donaldson
ydonaldson@pros.com
713.335.5310
PROS Investor Contact:
Staci Strauss-Mortenson
Staci.Mortenson@icrinc.com
646.277.1200

Statements herein regarding the proposed transaction between PROS and Cameleon, future financial and operating results and any other statements about future expectations constitute “forward looking statements.” These forward looking statements may be identified by words such as “believe,” “expects,” “anticipates,” “projects,” “intends,” “should,” “would,” “estimates” or similar expressions. Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and neither Cameleon or PROS undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.

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